EXHIBIT 16

                           SCHEDULE FOR COMPUTATION OF
                            PERFORMANCE QUOTATIONS OF
                        THE MATTERHORN GROWTH FUND, INC.

                              TOTAL RETURN FORMULA


                               n
                         P(1+T)   = ERV


Where:            P        =       a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value of  a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


For the 1-year period ended June 30, 1997:
                    1
         $1,000(1+T)  = $1,018.10 or an annual compounded rate of 10.81%

For the period July 1, 1992 and ended June 30, 1997:
                      5
         $1,000(1 + T)  = $2,006.12 or an annual compounded rate of 14.97%

For the period September 27, 1988 and ended June 30, 1997:
                      9.5
         $1,000(1 + T)    = $3,097.73 or an annual compounded rate of 13.79%